Exhibit 99.1

Isle Of Capri Casinos, Inc. Announces Execution of Supplemental Indenture

BILOXI, Miss., March 8 – Isle of Capri Casinos, Inc. (Nasdaq: ISLE) announced today that the supplemental indenture relating to 8 3/4% Senior Subordinated Notes due 2009 (the "Notes") has been executed by Isle of Capri and the trustee under the indenture. Isle of Capri had previously announced that, pursuant to the terms of its offer to purchase and consent solicitation for any and all of the Notes, it had received valid tenders and consents representing greater than a majority in principal amount of the Notes outstanding as of the expiration of the consent deadline, thereby authorizing the execution of the supplemental indenture.

The Offer to Purchase is scheduled to expire at 5:00 p.m., New York City time, on March 16, 2004. The terms of the offer to purchase, including the conditions to Isle of Capri Casinos, Inc.’s obligations to accept the Notes tendered and pay the purchase price, are set forth in Isle of Capri Casinos, Inc.’s Offer to Purchase and Consent Solicitation Statement, dated February 18, 2004.

Deutsche Bank Securities Inc. and CIBC World Markets Corp. are the Dealer Managers for the Offer to Purchase. Questions or requests for assistance may be directed to Deutsche Bank Securities Inc. (telephone: (212) 250-4270 (collect)) or CIBC World Markets Corp. (telephone: (800) 274-2746). Requests for documentation may be directed to D. F. King & Co., Inc., the Information Agent (telephone: (800) 669-5550).

This press release does not constitute an offer or solicitation to purchase or a solicitation of consents with respect to the Notes. That offer or solicitation will be made only by means of the Offer to Purchase and Consent Solicitation Statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.

Isle of Capri Casinos, Inc. owns and operates 17 riverboat, dockside and land-based casinos at 15 locations, including Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (two riverboats), Louisiana; Black Hawk (two land-based casinos) and Cripple Creek, Colorado; Bettendorf, Davenport and Marquette, Iowa; Kansas City and Boonville, Missouri; Freeport, Grand Bahama Island; and Dudley, England, UK. The company also operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, we regularly file reports with the Securities and Exchange Commission (the "SEC"). These reports are required by the Securities Exchange Act of 1934 and include:

- Annual Reports on Form 10-K;
- Quarterly Reports on Form 10-Q;
- Current Reports on Form 8-K; and
- All amendments to those reports.

Our Internet website is http://www.islecorp.com. We make our filings available free of charge on our Internet website as soon as reasonably practical after we electronically file or furnish such reports to the SEC.

You may read and copy the reports, statements and other information we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Rex Yeisley, Chief Financial Officer, 228-396-7052
Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 27, 2003 and 10-Q for the fiscal quarters ended since that date.